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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement Nos. 33-78220 and 33-78222 of NSD Bancorp, Inc. on Form S-8 of our report dated January 25, 2002, appearing in the Annual Report on Form 10-K of NSD Bancorp, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche, LLP

Pittsburgh, Pennsylvania
March 26, 2002